Exhibit 5.1

138 MARKET STREET • LEVEL 28 CAPITAGREEN • SINGAPORE 048946

TELEPHONE: 65.6538.3939 • FACSIMILE: 65.6536.3939

BUSINESS REGISTRATION NUMBER: 53213023E

15 April 2021

To:

Maxeon Solar Technologies, Ltd.

8 Marina Boulevard #05-02

Marina Bay Financial Centre

018981, Singapore

Dear Sirs

Re:	MAXEON SOLAR TECHNOLOGIES, LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM F-3

1.

We have acted as Singapore law advisors to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing of the post-effective amendment to the registration statement on Form F-3 (Registration No. 333-248564) that became effective on 8 September 2020 (the “Base Registration Statement”) pursuant to Rule 462(b) (the “Rule 462(b) Amendment”) promulgated under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) on 15 April 2021 (the Base Registration Statement as amended by the Rule 462(b) Amendment, the “Registration Statement”).

2.

The Base Registration Statement registered the issuance and sale from time to time, on a delayed basis, of up to of up to US$200,000,000 of (i) ordinary shares of the Company (the “Ordinary Shares”), (ii) preferred shares of the Company (the “Preferred Shares”, and together with the Ordinary Shares, the “Shares”) (ii) warrants to purchase Ordinary Shares (the “Warrants”), (iii) one or more series of debt securities of the Company (the “Debt Securities”), (iv) subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares and Debt Securities (the “Rights”), (v) purchase contracts to purchase Ordinary Shares or other securities (the “Purchase Contracts”), and (vi) units that include any of the Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts and Debt Securities, in any combination (the “Units”). The Shares, Debt Securities, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities”.

3.	The Company previously issued Securities in an aggregate principle amount of US$60,000,000 under the Base Registration Statement.

4.	An additional US$3,750,000 of Ordinary Shares is being registered under the Act pursuant to the Rule 462(b) Amendment (the “Additional Securities”).

5.	Unless otherwise provided in this opinion, capitalised terms used in this opinion shall have the meanings given to them in the Registration Statement.

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6.	For the purposes of giving this opinion, we have examined and relied on the following documents:

(a)	an electronic copy (in Adobe Acrobat form) of the Registration Statement;

(b)

copies of the following documents in relation to the Company, in each case certified as being true and correct copies of the originals as at 15 April 2021 under an officer’s certificate executed by an authorised signatory of the Company dated 15 April 2021 (the “Officer’s Certificate”):

(i)	the certificate of incorporation of the Company dated July 16, 2020 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

(ii)	the certificate confirming incorporation upon conversion of the Company dated July 15, 2020 issued by ACRA confirming the Company’s conversion to a public company;

(iii)

the constitution of the Company adopted on 11 October 2019 and in effect on 8 July 2020 as a private company, the constitution of the Company, as adopted by the Company on 15 July 2020 and in effect on 15 July 2020 as a public company, and the constitution of the Company, as adopted by the Company on 26 August 2020, in effect on the date hereof as a public company (the documents referred to in paragraphs 6(b)(i), 6(b)(ii) and this 6(b)(iii) together being the “Constitutional Documents”); and

(iv)	a copy of the certificate issued to the Company under Section 61(7) of the Companies Act, Chapter 50 of Singapore (the “Companies Act”) dated 16 July 2020;

(v)	the minutes dated 8 July 2020 of a meeting of the board of directors (the “Board”) of the Company held on 8 July 2020;

(vi)	the minutes dated 16 July 2020 of a meeting of the Board held on 16 July 2020;

(vii)

the minutes dated 8 April 2021 of a meeting of the Board held on 8 April 2021 (the “8 April Board Minutes” and the documents referred to in paragraphs 6(b)(v), 6(b)(vi) and this 6(b)(vii) together being the “Board Resolutions”);

(viii)	the minutes of the extraordinary general meeting of the Company deemed to be held on 8 July 2020 pursuant to Section 179(6) of the Companies Act (the “Shareholder Resolutions”); and

(ix)

a copy, pursuant to the shareholders agreement dated 26 August 2020 among Total Solar INTL SAS, Total Gaz Electricité Holdings France SAS (“Total”) and Zhonghuan Singapore Investment and Development Pte. Ltd. (“TZS”) and the Company, of the consent and waiver of Total and TZS as referred to in the 8 April Board Minutes which was received by the Company on 13 April 2021;

15 April 2021

(c)	a copy of our search on 15 April 2021, at 5.00pm (Singapore time) of the online business profile of the Company conducted with ACRA (the “ACRA Search”);

(d)	a copy of:

(i)	the civil cases, appeal cases and enforcement cases searches for 2019, 2020, and 2021 conducted on 15 April 2021, at 5.00pm (Singapore time);

(ii)	the bankruptcy searches for 2019, 2020, and 2021 conducted on 15 April 2021, at 5.00pm (Singapore time); and

(iii)	the winding up searches for 2019, 2020, and 2021 conducted on 15 April 2021, at 5.00pm (Singapore time);

(the “Litigation Searches”, and together with the ACRA Search, the “Searches”); and

(e)	originals or copies (certified or otherwise) of such other documents as we have considered relevant to the rendering of this opinion.

7.

This opinion is being rendered to you in connection with the filing of the Rule 462(b) Amendment. Save as expressly provided in paragraph 11 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 6 herein or any Securities.

8.

This opinion is given only with respect to Singapore law in force and published at the date of this opinion as applied by the Singapore courts. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other territory or as to the application of Singapore or any other law by any other courts. To the extent that the laws of any jurisdiction other than Singapore may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws. Our opinion is given only with respect to matters of law and we necessarily do not opine on matters of fact. We have made no independent investigation or undertaken any independent verification of, any matters set out in the Officer’s Certificate.

9.

This opinion is given on the basis that it is governed by and shall be construed in accordance with Singapore law as at the date of this opinion. We do not undertake any responsibility to advise you of any change to this opinion after this date. We have taken instructions solely from the Company.

10.	For the purposes of giving this opinion, we have assumed:

(a)

the genuineness of all signatures (and that each signature is that of the person so named), stamps and seals on all documents and the authenticity and completeness of all documents submitted to us as originals;

(b)	the conformity to the executed originals of all documents submitted to us in translated, certified, photostatic, electronic or faxed or copy form;

15 April 2021

(c)

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and there are no other agreements, arrangements or understandings (whether oral or written) which would affect our analysis of such documents as stated in this opinion;

(d)	the truth, correctness and completeness of all statements, representations and warranties as to matters of fact contained in all documents listed in paragraph 6;

(e)

that each of the Constitutional Documents referred to in paragraph 6(b) above are true, accurate, complete and up-to-date as of the dates referred to in paragraph 6(b) and have not been amended, terminated, superseded or otherwise discharged and constitute the Constitutional Documents of the Company in their entirety as of such dates, and no resolution or other action has been passed or taken which could affect or amend the Constitutional Documents in the forms examined by us;

(f)

that there will be no amendments to the Constitutional Documents or the laws applicable to the Company or the Additional Securities that would have the effect of rendering any of our opinions in paragraph 11 inaccurate;

(g)	that the directors of the Company:

(i)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(ii)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Registration Statement, and without intention to defraud any of the creditors of the Company; and

(iii)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

(h)	in relation to the Board Resolutions, that:

(i)

they were duly passed at properly convened meetings of duly appointed directors of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutional Documents and the Companies Act;

(ii)	the approvals conferred by the copies submitted to us for examination have not been revoked, rescinded, superseded, modified or amended in any way and are in full force and effect;

15 April 2021

(iii)

the facts on which the Board Resolutions were based were true and the decisions of the directors approving the applicable Board Resolutions, were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the Company for the benefit of its members as a whole; and

(iv)	no other resolution or action has been taken which could affect the validity of the Board Resolutions;

(i)	in relation to the Shareholder Resolutions, that:

(i)	they were duly passed by the shareholders of the Company in accordance with its Constitutional Documents and the Companies Act; and

(ii)	the approvals conferred by the copies submitted to us for examination have not been revoked, rescinded, superseded, modified or amended in any way and are in full force and effect;

(iii)	the persons signing the Shareholder Resolutions have been duly authorized, and have full legal capacity, to execute such Shareholder Resolutions; and

(iv)	no other resolution or other action has been taken which could affect the validity of the Shareholder Resolutions;

(j)	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

(k)

that the information revealed by the Searches was accurate in all respects, has not since been altered or added to and did not fail to disclose any information which had been delivered for filing but did not appear on the public file at the time of the Searches;

(l)	that the persons who execute the Additional Securities on behalf of the Company:

(i)	will be persons authorised in relevant corporate resolutions of the Company;

(ii)	will have full legal capacity to execute such Additional Securities; and

(iii)	will intend the Company to be bound by such Additional Securities;

(m)

the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Additional Securities and its respective officers, employees, agents and advisers;

(n)	that valid consideration, if required, will be furnished for the entry into and issuance of the Additional Securities;

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(o)

that the Additional Securities to be issued will be duly registered in the names of the persons who subscribe for or purchase the Additional Securities in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Additional Securities will be duly issued and delivered;

(p)

that, at the time of each grant and issuance of the Additional Securities, upon issuance and delivery of certificates (or book-entry notation if uncertificated), the mandate from the shareholders of the Company to issue such Additional Securities pursuant to Section 161 of the Companies Act granted under the Shareholder Resolutions (the “Share Issue Mandate”) will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

(q)	with respect to any Additional Securities, that:

(i)

the Registration Statement in the form examined by us, and any amendments thereto, will have become effective (and will remain effective) at the time of issuance of any Additional Securities thereunder;

(ii)

a prospectus supplement describing the Additional Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission;

(iii)

such Additional Securities shall have been duly authorised, executed, authenticated (where applicable), issued and delivered in accordance with the terms and subject to the conditions set out in relevant resolutions duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions duly passed by the shareholders of the Company, the Registration Statement and the Constitutional Documents;

(iv)

such Additional Securities as executed and delivered, do not or will not, at the relevant time, violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(v)

such Additional Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(r)

that, as set out in the Registration Statement and any prospectus supplement describing the Additional Securities, the offer and sale of the Additional Securities in Singapore will be made only in accordance with the applicable provisions of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

15 April 2021

(s)

at each time of issuance and sale of the Additional Securities, the Company will be existing and in good standing under the laws of Singapore with the requisite capacity, power and authority to execute, deliver and perform its obligations under each of the Additional Securities, and to issue and sell the Additional Securities;

(t)	that neither the Registration Statement, nor any of the transactions contemplated thereunder constitute or will constitute a sham;

(u)

that the status of the Additional Securities as legal, valid, binding and enforceable obligations of the Company will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

(v)

that all consents, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations and all other requirements for the legality, validity and enforceability of the Additional Securities (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 11 of this opinion) in order to permit the delivery or performance of the Additional Securities or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Additional Securities, have been (and have not been withdrawn) or will be made or obtained within the period permitted by such laws or regulations and will remain in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

(w)

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Additional Securities under the laws of any jurisdiction (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 11 of this opinion) will be duly fulfilled, performed and complied with;

(x)

that the delivery of, and the performance of the obligations, where applicable, under, the Additional Securities will: (A) be in compliance with (i) applicable laws and regulations in Singapore, and (ii) the provisions of the Constitutional Documents in force at the time, and (B) not conflict with, be contrary to or breach any contractual or other obligations binding on the parties to the Additional Securities, including under any agreements or instruments to which such parties are party;

(y)

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion and none of the opinions expressed in paragraph 11 below would be affected by any law or public policy of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

15 April 2021

(z)

that the Company will not be unable to pay its debts within the meaning of section 254 of the Companies Act or would not otherwise be insolvent or deemed to be insolvent pursuant to any legislation applicable to it at the time of issuing the Additional Securities, and will not, as a consequence of executing the Registration Statement and executing or issuing the Additional Securities, become unable to pay its debts within the meaning of that section or otherwise be insolvent or deemed to be insolvent pursuant to any applicable legislation;

(aa)

that the Company will not have passed any voluntary winding-up resolution or resolution to appoint a liquidator, and that no petition has been presented to or order made by any competent court for the winding up of the Company, and that no resolution has been passed nor any petition presented to or order made by any competent court in connection with the appointment of a judicial manager or receiver in relation to the Company;

(bb)

that the transactions contemplated under the Additional Securities will not have been rescinded or terminated and the Company will not have breached and will not be in default of any provision of the Additional Securities; and

(cc)	that nothing in the Additional Securities and/or any other documents entered into by the Company would have the effect of rendering any of our opinions in paragraph 11 inaccurate.

11.

Based on the assumptions set out in paragraph 10 above and subject to the reservations, qualifications and observations set out in paragraph 12 below and any matters of fact not disclosed to us, we are of the opinion that, when issued, the Additional Securities will be validly issued, fully paid and non-assessable.

12.	The opinions set out in paragraph 11 above are subject to the following qualifications, reservations and observations:

(a)

We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 6 of this opinion. We express no opinion as to matters of fact, including any statements of foreign law, or statements of opinion, intention or assumption contained in the documents described in paragraph 6 of this opinion, nor have we attempted to determine whether any material fact has been omitted from such documents or whether particular events have in fact occurred. With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

15 April 2021

(b)

For the Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up to date. Any search conducted is at a fixed point of time and therefore will not reveal information filed with the relevant public registers immediately prior to, or after that date but not entered on the register. In particular, the Searches are not capable of revealing conclusively whether or not: (i) an application or winding up, dissolution, bankruptcy, provisional supervision, administration or judicial management order has been made or a resolution passed for the winding up of a company; (ii) a receiver, judicial manager, liquidator, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer has been appointed; or (iii) an application has been presented to or made to, or an order has been made by, any competent court in Singapore for the Company to reorganize its affairs pursuant to a scheme of arrangement, since notice of these matters may not be filed with ACRA immediately and, when filed, may not be entered on the public database immediately. The Searches were conducted on 15 April 2021, at the respective times set out in paragraphs 6(c) and 6(d) above.

(c)

For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the Additional Securities to be issued means that holders of such Additional Securities, having fully paid up all amounts due on such Additional Securities, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such Additional Securities.

(d)

We have not considered the particular circumstances of the Company nor the effect of any such particular circumstances on the Additional Securities or the effect of the issuance of the Additional Securities on any such particular circumstances.

(e)	We give no opinion on public international laws or on the rules of or promulgated under any treaty or by any treaty organisation (including those of Singapore).

(f)	We give no opinion as to tax.

(g)

Certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of Singapore law might be to restrict the making of any payment and/or the performance of any other obligation under any agreement.

(h)

This opinion is strictly limited to matters stated in paragraph 11 of this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 6 of this opinion, or to any other matter or document in connection with, or referred to, contemplated by or incorporated by reference, in such documents.

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13.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

14.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, or quoted or referred to in any public document or filed with any governmental body or agency, without our prior written consent.

Yours faithfully,

/s/ Jones Day

JONES DAY